EXHIBIT 99.1

American Power Conversion Announces Appointment of New CFO
and Resignation of Current CFO

WEST KINGSTON, R.I. — May 17, 2005 — American Power Conversion (Nasdaq: APCC) (APC) today announced the appointment of Richard J. Thompson as senior vice president - finance and chief financial officer effective May 23, 2005.  Mr. Thompson joins APC from Artesyn Technologies, Inc. (Nasdaq: ATSN), where he has served as vice president, finance and chief financial officer since 1990.  Artesyn Technologies, headquartered in Boca Raton, FL., is a leader in the design, manufacture and sale of power conversion and embedded board solutions for infrastructure applications in server and storage, networking, wireless and telecommunications systems.

“We are delighted to have Rich join the APC team,” said Rodger B. Dowdell, Jr., APC’s president and chief executive officer.  “His 30 years of experience in high-technology finance, accounting and operations make him a great fit for APC.  The company is in a strong financial position and this change in our executive team does not reflect any concern regarding our financial or accounting practices.  We are confident that Rich will be a great addition to our management team as we continue investing in and building upon our network-critical physical infrastructure (NCPI) initiatives.”

In his role at Artesyn, Mr. Thompson oversaw all financial aspects of the company’s business strategy, as well as information technology and business development.  Prior to joining Artesyn, he held multiple finance and accounting positions at high-technology firms including Fairchild Semiconductor and Control Data Corporation.

“I am excited to join the APC team,” said Thompson.  “APC is a recognized and respected leader within its industry on extremely solid financial footing.  I look forward to partnering with APC’s business leaders as the company continues its aggressive campaign to expand beyond its traditional markets.”

Additionally, APC announced that Donald M. Muir has resigned from the company as senior vice president - finance and administration and chief financial officer.  His resignation is effective May 17, 2005.

“We thank Don for his many contributions to APC during his tenure as CFO,” commented Dowdell.  “Since he joined APC in 1995, the company has more than tripled its revenue and we wish Don well as he pursues other interests.”

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected.  The factors that could cause actual results to differ materially are described in the Company’s filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) (APC) is a leading provider of global, end-to-end solutions for real-time infrastructure.  APC’s comprehensive products and services for home and corporate environments improve the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  Headquartered in West Kingston, Rhode Island, APC reported sales of $1.7 billion for the year ended December 31, 2004, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.  All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions is available at www.apc.com or by calling 800-877-4080.

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For more information contact:

Investors:

Debbie Hancock, director, investor relations, 401-789-5735, ext. 2994, Debbie.hancock@apcc.com

Media:

Chet Lasell, APC director, public relations-North America, 800-788-2208 ext. 2693, chet.lasell@apcc.com